SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

                                       Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

March 30, 2010, pursuant to the terms of a Securities Purchase Agreement dated as of March 3, 2010 (the “Purchase Agreement”), Wound Management Technologies, Inc. (the “Company”), issued and sold to certain investors (the “Investors”) convertible debentures in the aggregate principal amount of $255,000 (the “Debentures”).  This transaction constituted a part of a total of $1,000,000 in principal amount of Debentures that may be sold to investors under the purchase agreement.

The Debentures may be converted into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest closing bid price per share for the twenty (20) trading days immediately preceding the date of conversion; provided that no holder may convert Debentures into, nor shall the Company issue to such holder, shares of common stock to the extent that the conversion would result in a Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of the Company’s common stock.   This ownership may be waived, however, by a holder upon sixty-one (61) days prior written notice.

The Debentures may be redeemed by the Company at any time or from time to time at a price equal to (x) one hundred twenty percent (120%) of the principal amount of the Debenture if the Debenture is called for redemption prior to the expiration of six months from the issuance date, or one hundred thirty one percent (131%) if called for redemption thereafter, plus (y) interest accrued through the day immediately preceding the date of redemption.

We have also granted certain registration rights to the Investors.  In the event we file a registration statement covering the sale of shares of our common stock, other than in connection with an employee incentive plan or an acquisition, the Investors may require us to include in such registration statement shares of common stock into which the then outstanding Debentures may be converted.

The descriptions of the aforementioned transactions are qualified in their entirety by reference to copies of the applicable agreements filed as exhibits to this Form 8-K and incorporated herein by this reference.

The issuances described above were made based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws. These issuances qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (iii) the grantees received “restricted securities.”

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of March 3, 2010, by and among Wound Management Technologies, Inc., and the investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.

Date: April 5, 2010	/s/Scott A. Haire
Scott A. Haire, Chairman of the Board
and Chief Executive Officer
(Principal Financial Officer)